SCHEDULE 14C

(RULE 14C-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.)

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BRIGHTHOUSE FUNDS TRUST I

(Name of Registrant As Specified in Its Charter)

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BRIGHTHOUSE FUNDS TRUST I

125 High Street, Suite 732

Boston, Massachusetts 02110

March 4, 2022

Dear Contract Owner:

The accompanying information statement provides information about a change in the subadviser of PanAgora Global Diversified Risk Portfolio II (formerly, AQR Global Risk Balanced Portfolio) (the “Portfolio”), a series of Brighthouse Funds Trust I. Effective on December 15, 2021, PanAgora Asset Management, Inc. (“PanAgora”), became subadviser to the Portfolio. In addition, the name of the Portfolio and the Portfolio’s principal investment strategies were changed at that time. For more information regarding these changes, please see the supplements dated December 1, 2021 to the Portfolio’s prospectus dated April 30, 2021, attached as Exhibit 1 to the accompanying information statement. You are receiving the accompanying information statement because some or all of the value of your variable annuity or variable life insurance contract was invested in the Portfolio as of December 15, 2021.

The accompanying information statement is for your information only. You do not need to do anything in response to this information statement.

Sincerely,

Kristi Slavin
President
Brighthouse Funds Trust I

BRIGHTHOUSE FUNDS TRUST I

PanAgora Global Diversified Risk Portfolio II

(formerly, AQR Global Risk Balanced Portfolio)

125 High Street, Suite 732

Boston, Massachusetts 02110

INFORMATION STATEMENT

Important Notice Regarding the Availability of this Information Statement

This Information Statement is available online at

www.brighthousefinancial.com/products/fund-resources

The primary purpose of this Information Statement is to provide you with information about a change of the subadviser to PanAgora Global Diversified Risk Portfolio II (formerly, AQR Global Risk Balanced Portfolio) (the “Portfolio”), a series of Brighthouse Funds Trust I (the “Trust”). Effective December 15, 2021, PanAgora Asset Management, Inc. replaced AQR Capital Management, LLC (“AQR”) as subadviser to the Portfolio. This Information Statement is being mailed beginning on or about March 9, 2022 to the Portfolio’s Contract Owners of record as of the close of business on December 15, 2021 (the “Record Date”). The information in this document should be considered to be an Information Statement for purposes of Schedule 14C under the Securities Exchange Act of 1934, as amended. The Trust’s most recent annual and semiannual reports are available upon request without charge by writing the Trust at the above address or calling the Trust toll-free at 1-800-882-1292.

BIA serves as investment adviser to the Portfolio pursuant to a management agreement dated August 4, 2017, as amended from time to time, between the Trust and BIA (the “Management Agreement”). Brighthouse Securities, LLC (the “Distributor”), an affiliate of BIA, serves as the distributor to the Trust. For the fiscal year ended December 31, 2021, the Portfolio paid to the Distributor fees in the amount of $7,399,993. BIA is located at 125 High Street, Suite 732, Boston, Massachusetts 02110. The Distributor is located at 11225 North Community House Road, Charlotte, North Carolina 28277. State Street Bank and Trust Company is the administrator of the Trust and is located at State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111.

Section 15(a) of the Investment Company Act of 1940, as amended (the “1940 Act”), requires that all agreements under which persons serve as investment advisers or investment subadvisers to investment companies be approved by shareholders. The Securities and Exchange Commission (the “SEC”) has granted exemptive relief to the Trust and BIA (the “Order”) that generally permits BIA, subject to certain conditions, and without the approval of shareholders, to: (a) employ a new investment subadviser for the Portfolio pursuant to the terms of a new investment subadvisory agreement, in each case either as a replacement for an existing subadviser or as an additional subadviser; (b) change the terms of any investment subadvisory agreement in a way that would otherwise require the approval of shareholders; and (c) continue the employment of an existing subadviser on the same subadvisory contract terms where a contract has been terminated because of an assignment of the contract, including, potentially, a change in control of the subadviser. The Portfolio’s Board of Trustees must approve any new subadvisory agreements implemented in reliance on the Order. The Portfolio may not rely on the Order with respect to subadvisers that are affiliated with BIA. One of the conditions of the Order is that within ninety days after entering into a new or amended investment subadvisory agreement with a new subadviser without shareholder approval, the Portfolio must provide an information statement to its shareholders setting forth substantially the information that would be required to be contained in a proxy statement for a meeting of shareholders to vote on the approval of the agreement. This Information Statement is being provided to you to satisfy this condition of the Order.

THIS INFORMATION STATEMENT IS FOR YOUR INFORMATION ONLY. YOU DO NOT NEED TO DO ANYTHING IN RESPONSE TO THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

I.	Introduction

Prior to December 15, 2021, AQR served as subadviser to the Portfolio pursuant to an investment subadvisory agreement dated August 4, 2017, by and between BIA and AQR (the “Previous Subadvisory Agreement”). At a meeting of the Board of Trustees of the Trust (the “Board”) held on November 30 – December 1, 2021 (the “November Meeting”), the Board (including a majority of Trustees who are not “interested persons” (as that term is defined in the 1940 Act) of the Trust, BIA, AQR, PanAgora or the Distributor (the “Independent Trustees”)) approved a new investment subadvisory agreement between BIA and PanAgora with respect to the Portfolio, which took effect as of December 15, 2021 (the “New Subadvisory Agreement”). BIA and the Board determined that it would be in the best interests of the Portfolio’s shareholders to terminate AQR as subadviser and for PanAgora to serve as the Portfolio’s subadviser, effective December 15, 2021.

In connection with the appointment of PanAgora as subadviser to the Portfolio, the Portfolio’s principal investment strategies were changed such that the Portfolio would be managed with the same principal investment strategies as those of PanAgora Global Diversified Risk Portfolio, another series of the Trust for which PanAgora serves as subadviser, and the Portfolio’s name was changed from AQR Global Risk Balanced Portfolio to PanAgora Global Diversified Risk Portfolio II. These changes resulted in an overall reduction in the Portfolio’s total expenses. At the November Meeting, the Board also approved a proposal to merge PanAgora Global Diversified Risk Portfolio with and into the Portfolio, in order to enhance operational efficiency by combining two Portfolios managed by the same investment team using the same investment objectives and strategies.

In connection with the appointment of PanAgora as subadviser to the Portfolio, the Previous Subadvisory Agreement was terminated as of December 15, 2021, and as of that date, AQR no longer served as subadviser to the Portfolio. As discussed below, there are various differences between the Previous Subadvisory Agreement and the New Subadvisory Agreement. As with the Previous Subadvisory Agreement, the Portfolio does not pay the subadvisory fee under the New Subadvisory Agreement. BIA continues to serve as the Portfolio’s investment adviser pursuant to the Management Agreement between the Trust and BIA relating to the Portfolio.

As a result of the approval of the New Subadvisory Agreement, effective December 15, 2021, PanAgora replaced AQR as the subadviser to the Portfolio. Supplements to the Portfolio’s Summary Prospectus, Prospectus and Statement of Additional Information were filed to reflect the change of subadviser. Unless otherwise noted in the supplements, all references to AQR with respect to the Portfolio in the Summary Prospectus, Prospectus, and Statement of Additional Information, as amended, relating to the Portfolio were replaced with PanAgora, as appropriate.

II.	The Previous and New Subadvisory Agreements

The Previous Subadvisory Agreement

The Previous Subadvisory Agreement provided that it would remain in effect for a period of one year from the effective date and would continue in effect for successive periods of one year thereafter only so long as the Board, including a majority of the Independent Trustees, or a majority of the outstanding voting securities of the Portfolio specifically approved its continuance at least annually. The Previous Subadvisory Agreement could be terminated at any time, without the payment of any penalty, by the Board, by BIA, or by the vote of a majority of the outstanding voting securities of the Portfolio, upon sixty days’ prior written notice to AQR or by AQR upon ninety days’ prior written notice to BIA, or upon shorter notice as mutually agreed upon. The Previous Subadvisory Agreement also terminated automatically in the event of its assignment or in the event that the Management Agreement between BIA and the Trust was terminated for any reason.

The Previous Subadvisory Agreement also generally provided that absent willful misconduct, bad faith, reckless disregard or gross negligence of AQR in the performance of any of its duties or obligations under the Previous Subadvisory Agreement, AQR would not be liable for any act or omission in the course of, or connected with, rendering services under the Previous Subadvisory Agreement.

Under the Previous Subadvisory Agreement, BIA paid a subadvisory fee to AQR, based on the average daily net assets of the Portfolio, consisting of a monthly fee computed at the annual rate of 0.375% on the first $250 million of the Portfolio’s average daily net assets, 0.350% on the next $500 million of such assets, 0.325% on the next $250 million of such assets, 0.290% on the next $2.5 billion of such assets, and 0.260% on assets over $3.5 billion. For the period during the fiscal year ended December 31, 2021 for which AQR acted as subadviser to the Portfolio, BIA paid AQR $8,762,980 in aggregate subadvisory fees with respect to the Portfolio.

The Previous Subadvisory Agreement was last approved by the Board, including by a separate vote of the Independent Trustees, at a meeting held on May 18-19, 2021.

The New Subadvisory Agreement

The New Subadvisory Agreement for the Portfolio with respect to PanAgora is attached as Exhibit 2 to this Information Statement. The material differences in the terms of the New Subadvisory Agreement and the Previous Subadvisory Agreement are described below under “Material Differences between the Previous Subadvisory Agreement and the New Subadvisory Agreement.”

The New Subadvisory Agreement provides that it will remain in effect for a period of one year from the effective date, and thereafter for successive periods of one year only so long as the Board, including a majority of the Independent Trustees, or a majority of the outstanding voting securities of the Portfolio, specifically approves its continuance at least annually. The New Subadvisory Agreement can be terminated at any time, without the payment of any penalty, by the Board, by BIA, or by the vote of a majority of the outstanding voting securities of the Portfolio, upon sixty days’ prior written notice to PanAgora or by PanAgora upon ninety days’ prior written notice to BIA, or upon shorter notice as mutually agreed upon. The New Subadvisory Agreement will also terminate automatically in the event of its assignment or in the event that the Management Agreement between BIA and the Trust is assigned or terminated for any reason.

The New Subadvisory Agreement also generally provides that absent willful misconduct, bad faith, reckless disregard or gross negligence of PanAgora in the performance of any of its duties or obligations under the New Subadvisory Agreement, PanAgora will not be liable for any act or omission in the course of, or connected with, rendering services under the New Subadvisory Agreement.

Subadvisory Fee

Under the New Subadvisory Agreement, BIA pays a subadvisory fee to PanAgora, based on the average daily net assets of the Portfolio, consisting of a monthly fee computed at the annual rate of 0.350% on the first $250 million of such assets, 0.340% on the next $500 million of such assets, 0.330% on the next $250 million of such assets, 0.290% on the next $500 million of such assets and 0.260% on such assets over $1.5 billion.

PanAgora also serves as subadviser to another series of the Trust, PanAgora Global Diversified Risk Portfolio. The Portfolio and PanAgora Global Diversified Risk Portfolio are managed in a substantially similar way, and the Board approved a proposal to merge the two portfolios at the November meeting (the “Proposed Merger”). For information regarding PanAgora Global Diversified Risk Portfolio, or to receive a free copy of the prospectus/proxy statement relating to the Proposed Merger, please call 800-638-7732 or visit www.brighthousefinancial.com/products/fund-resources. The prospectus/proxy statement contains important information about portfolio objectives, strategies, fees, expenses and risk considerations. The prospectus/proxy statement is also available for free on the SEC’s website (www.sec.gov). Effective upon the closing of the Proposed Merger, the Portfolio will be renamed PanAgora Global Diversified Risk Portfolio.

Under the New Subadvisory Agreement, for purposes of determining the annual subadvisory fee rate, the assets of the Portfolio shall be aggregated with the assets of PanAgora Global Diversified Risk Portfolio. The aggregated assets of the Portfolios shall then be applied to the fee schedule set forth in the New Subadvisory Agreement and the resulting effective rate shall be applied to the actual assets of the Portfolio to determine the annual subadvisory fee rate. In addition, effective December 15, 2021, BIA has contractually agreed to waive a portion of its management fee through at least December 31, 2022 to reflect a portion of the savings from the difference between the subadvisory fee payable by BIA to PanAgora and the subadvisory fee previously payable by BIA to AQR under the Previous Subadvisory Agreement. This arrangement may be earlier modified or discontinued only with the approval of the Board.

For the period during the fiscal year ended December 31, 2021 for which AQR acted as subadviser to the Portfolio, BIA paid AQR $8,762,980 in aggregate subadvisory fees with respect to the Portfolio under the Previous Subadvisory Agreement. If the New Subadvisory Agreement had been in effect during the same period of the fiscal year ended December 31, 2021, the fee payable by BIA to PanAgora would have been $8,175,985 (based on the effective subadvisory fee rate on the average net assets of the Portfolio and PanAgora Global Diversified Risk Portfolio over the period). The difference between such amounts is $586,995, which represents a decrease of 6.7%.

Effective Date

The New Subadvisory Agreement was approved by the Board, including by a separate vote of the Independent Trustees, at the November Meeting, and its effective date was as of December 15, 2021.

Material Differences between the Previous Subadvisory Agreement and the New Subadvisory Agreement

Below is a summary description of other material differences between the Previous Subadvisory Agreement and the New Subadvisory Agreement, in addition to those described above (e.g., subadviser, subadvisory fee).

The Previous Subadvisory Agreement granted AQR the authority to (i) place orders for the execution of securities transactions with or through such brokers, dealers or issuers as AQR may reasonably select; (ii) to execute and enter into account documentation, agreements, contracts and other documents requested by brokers, dealers, counterparties and other persons in connection with its management of the assets of the Portfolio, provided AQR receives the express agreement and consent of BIA and/or the Trust’s Board to execute futures account agreements, ISDA Master Agreements and other documents related thereto, which consent shall not be unreasonably withheld, and (iii) open and maintain brokerage accounts, including the entering into or execution of customer agreements relating thereto, of all types on behalf and in the name of the Portfolio and direct payments of cash, cash equivalents and securities and other property into such brokerage accounts as AQR deems desirable or appropriate in accordance with the terms of the Previous Subadvisory Agreement. Under the New Subadvisory Agreement, PanAgora, except as expressly provided or authorized, has no authority to act for or represent BIA, the Portfolio or contracts and other documents requested by brokers, dealers, counterparties and other persons in connection with its management of the assets of the Portfolio.

In addition, the New Subadvisory Agreement includes provisions for which there were no comparable provisions under the Previous Subadvisory Agreement, including provisions:

•

obligating PanAgora to use best efforts to obtain for the Portfolio the best execution available and bear in mind the Portfolio’s best interest at all times while considering factors PanAgora deems relevant in the selection of brokers, dealers or other execution agents and the placing of orders for the Portfolio;

•

permitting the Board or BIA to direct PanAgora to effect transactions in the Portfolio’s holdings through broker-dealers in a manner that will help generate resources to pay the cost of certain expenses which the Trust is required to pay or for which the Trust is required to arrange payment; and

•

obligating PanAgora to provide assistance in determining fair value of all securities and other investments/assets in the Portfolio as necessary, and, use reasonable efforts to arrange for the provision of valuation information or a price(s) from a party(ies) independent of PanAgora for each security or other investment/asset in the Portfolio for which market prices are not readily available.

III.	Board Considerations

At the November Meeting, the Board of the Trust, including the Independent Trustees, approved the New Subadvisory Agreement. PanAgora commenced serving as the subadviser on December 15, 2021.

The Adviser recommended to the Board that PanAgora assume sub-advisory responsibility for the Portfolio and that the Portfolio be managed pursuant to the same principal investment strategies as those of PanAgora Global Diversified Risk Portfolio, which is also a series of the Trust and sub-advised by PanAgora. The Adviser further recommended that in conjunction with these changes the Portfolio be renamed PanAgora Global Diversified Risk Portfolio II. The Adviser’s recommendation was based, in part, on the underperformance of the Portfolio as compared to its relevant benchmarks and the Adviser’s determination that an ultimate consolidation of the Portfolio and the PanAgora Global Diversified Risk Portfolio would be in the best interests of each Portfolio. At the November Meeting, based on the Adviser’s recommendation, the Board approved the reorganization of the PanAgora Global Diversified Risk Portfolio with and into the Portfolio, to be effective on or about May 2, 2022, subject to shareholder approval.

In assessing the Adviser’s recommendation to approve the New Subadvisory Agreement, the Board reviewed a variety of materials provided by the Adviser relating to the Portfolio, including fee and expense information, performance information of the PanAgora Global Diversified Risk Portfolio, and other information regarding the nature, extent and quality of services to be provided by PanAgora under its New Subadvisory Agreement. During the November Meeting, representatives of the Adviser responded to questions from the Independent Trustees. The Independent Trustees also considered the approval of the New Subadvisory Agreement in executive session with their independent legal counsel at which no representatives of management were present. In considering its approval of the New Subadvisory Agreement, the Board also considered its conclusions with respect to its approval of the sub-advisory agreement with PanAgora on behalf of the PanAgora Global Diversified Risk Portfolio.

The Board, including the Independent Trustees, gave attention to all of the information that was furnished, and each Trustee placed varying degrees of importance on the various pieces of information that were provided to them. The following paragraphs provide more information about some of the primary factors that were relevant to the Board’s decision. The Board did not identify any single factor as determinative, and the Trustees generally attributed different weights to various factors for the various Portfolios.

Nature, extent and quality of services. With respect to the services to be provided by PanAgora, the Board considered a variety of information that was provided by the Adviser and PanAgora. The Board considered PanAgora’s investment process and philosophy, and the investment performance experienced by the PanAgora Global Diversified Risk Portfolio (as described in more detail below). The Board took into account that PanAgora’s responsibilities would include, among other things, the development and maintenance of an investment program for the Portfolio, the selection of investments and the placement of orders for the purchase and sale of such assets, and the implementation of compliance controls related to the performance of these services. The Board considered, based on the information provided, PanAgora’s current level of staffing, business continuity plan and information security program, including in light of the ongoing COVID-19 pandemic and the work-from-home environment. The Board also considered PanAgora’s compensation program for its personnel and its overall resources. The Board reviewed PanAgora’s investment experience, as well as information provided regarding the qualifications, background, and responsibilities of PanAgora’s investment and compliance personnel who provide services to the Portfolios. The Board also considered, among other things, PanAgora’s compliance program, actions taken in response to regulatory developments, including SEC rulemaking, and any compliance matters involving PanAgora that had been brought to the Board’s attention during the year with respect to the PanAgora Global Diversified Risk Portfolio.

Performance. The Board took into account the proposed changes to the investment strategy of the Portfolio such that the Portfolio would be managed in accordance with the same principal investment strategies as those of the PanAgora Global Diversified Risk Portfolio, and the Board considered the performance information for the PanAgora Global Diversified Risk Portfolio.

Fees and Expenses. The Board gave consideration to the proposed sub-advisory fees payable to PanAgora under the New Subadvisory Agreement. The Board considered the differences in the contractual rate of subadvisory fees payable to PanAgora at various assets levels with the contractual rate of subadvisory fees payable to AQR under the Previous Subadvisory Agreement at the same asset levels and noted that the rate payable to PanAgora would be the same or lower at all asset levels other than from $750 million to $1 billion.

The Board noted that the sub-advisory fee for the Portfolio would be paid by the Adviser, not the Portfolio, out of the advisory fee, and that, in the case of PanAgora, which is unaffiliated with the Adviser, the Adviser negotiates the fee at arm’s length. The Board considered that PanAgora had agreed to calculate its sub-advisory fee from December 15, 2021 through April 2022 based on the cumulative assets of the Portfolio and the PanAgora Global Diversified Risk Portfolio, and then allocate the fee among the two Portfolios by assets. The Board acknowledged that on or about May 2, 2022, the Portfolio would be reorganized with and into the PanAgora Global Diversified Risk Portfolio, subject to shareholder approval.

The Board also considered that PanAgora had agreed to a reduction in its contractual sub-advisory fees for managing the PanAgora Global Diversified Risk Portfolio, and to charge the same fee schedule to the Portfolio and the Adviser had agreed to waive its management fee in an equal amount. The Board also considered that the Adviser had agreed that it would not terminate or modify that contractual advisory fee waiver for the Portfolio without Board approval for so long as PanAgora serves as the subadviser. The Board further considered the amount of the subadvisory fee to be paid out by the Adviser and the amount of the management fees that it would retain in light of the services performed by PanAgora and the Adviser, respectively.

Profitability. The Board considered the anticipated profitability to PanAgora from its subadvisory services to the Portfolio based on information provided with respect to the profitability associated with PanAgora’s management of the PanAgora Global Diversified Risk Portfolio. The Board acknowledged the arms-length nature of the relationship between the Adviser and PanAgora with respect to the negotiation of the sub-advisory fee rate on behalf of the Portfolio, and that the Adviser, and not the Portfolio, was responsible for paying the fee under the Agreement.

Economies of scale. The Board also considered the probable effect of the Portfolio’s growth in size on its performance and fees, including with respect to the proposed reorganization of PanAgora Global Diversified Risk Portfolio with and into the Portfolio. The Board noted that PanAgora’s sub-advisory fee contains breakpoints that reduce the fee rate above specified asset levels. The Board also considered the fact that the Portfolio’s fee levels decline as portfolio assets increase. The Board also generally noted that if the Portfolio’s assets increased over time, the Portfolio might realize other economies of scale if assets increased proportionally more than certain other expenses.

Other factors. The Board considered whether there were other benefits that may be realized by PanAgora and its affiliates from their relationship with the Trust.

IV.	The Subadviser

PanAgora Asset Management, Inc. (“PanAgora”) is the subadviser to the Portfolio. PanAgora’ principal address is One International Place, 24th Floor, Boston, Massachusetts 02110. PanAgora was organized in 1985 and incorporated in 1989. All voting interests in PanAgora are owned by Power Corporation of Canada, indirectly through a series of subsidiaries (including Power Financial Corporation, Great West Lifeco Inc. and Putnam Investments, LLC). In addition, certain PanAgora employees own non-voting interests in PanAgora via PanAgora’s management equity plan. Assuming all employee stock and options are issued and exercised, up to 20% of the economic interests in PanAgora can be owned, in the aggregate, by PanAgora employees. PanAgora had approximately $41.5 billion in assets under management as of September 30, 2021.

Edward Qian, Ph.D., CFA, Chief Investment Officer, Head of Research – Multi Asset, and lead Portfolio Manager, Bryan Belton, CFA, Managing Director – Multi Asset, and Portfolio Manager, and Jon Beaulieu, CFA, Director – Multi Asset, and Portfolio Manager, each with PanAgora, have managed the Portfolio since December 2021.

Following is a list of the directors and principal executive officers of PanAgora and their principal occupations. The address of each PanAgora person listed, unless otherwise noted, is: One International Place, 24th Floor, Boston, Massachusetts 02110.

Name	Principal Occupation at the Subadviser
Eric Sorensen, Ph.D.	President & Chief Executive Officer
Edward Qian, Ph.D., CFA	Chief Investment Officer, Multi Asset Investments
George Mussalli, CFA	Chief Investment Officer, Equity Investments
Jason Ketchen	Managing Director, Chief Operating Officer & General Counsel
Bryan Belton, CFA	Managing Director, Multi Asset Investments
Richard Tan, CFA	Managing Director, Head of Stock Selector Equity Investments
Jaime Lee, Ph.D.	Managing Director, Head of Dynamic Equity Investments
Jesse Huang, CFA	Managing Director, Head of Global Distribution
Paul Sutton, CFA	Managing Director, Chief Financial Officer
Steven Breitenfeld	Managing Director, Chief Technology Officer

PanAgora acts as investment adviser or subadviser to the following mutual funds that have investment objectives similar to those of the Portfolio:

AS OF 12/31/2021

Name of Comparable Fund	Fee Schedule (as a % of average daily net assets)	Account Type	Assets under Management
Sub-Advised Client A	0.350% on the first $250 million 0.340% on the next $500 million 0.330% on the next $250 million 0.300% on assets over $1 billion	Investment Sub-Adviser – Registered Mutual Fund	$38.1 million
Sub-Advised Client B	This client has obtained an exemptive order which permits the non-disclosure of amounts payable to sub-advisers under sub-advisory agreements.	Investment Sub-Adviser – Registered Mutual Fund	$2,718.6 million (PanAgora manages a portion of these assets in a manager-of-managers structure)

V.	Changes in the Portfolio’s Investment Style and Changes in the Portfolio’s Risks

Under PanAgora’s management, there have been no changes to the investment objective of the Portfolio, but there have been changes to the Portfolio’s principal investment strategies and principal risks. Please see the supplement dated December 1, 2021 to the Portfolio’s prospectus dated April 30, 2021, attached as Exhibit 1 to this Information Statement for more information.

VI.	Portfolio Transactions

Subject to the supervision and control of BIA and the Board, PanAgora is responsible for decisions to buy and sell securities for the Portfolio’s account and for the placement of its portfolio business with broker-dealers and the negotiation of commissions, if any, paid on such transactions. PanAgora is responsible for effecting each Portfolio’s portfolio transactions and will do so in a manner deemed fair and reasonable and not according to any formula. Brokerage commissions are paid on transactions in equity securities traded on a securities exchange. Certain equity securities are traded in the over-the-counter market. In over-the-counter transactions, orders are placed directly with a principal market maker unless a better price and execution can be obtained by using a broker. This does not mean that the lowest available brokerage commission will be paid. Although from time to time the Portfolio might pay a commission on a transaction involving a fixed-income security, transactions involving fixed-income securities are typically conducted directly with a dealer or other counterparty (principal transaction), and no commission is paid.

Generally, PanAgora only places portfolio transactions with a broker that it believes is financially responsible, will provide efficient and effective services in executing, clearing and settling an order and will charge commission rates or prices which, when combined with the quality of the foregoing services, will produce best execution for the transaction. In negotiating commission rates, PanAgora will use its best efforts to obtain information as to the general level of commission rates being charged by the brokerage community from time to time and will evaluate the overall reasonableness of brokerage commissions paid on transactions by reference to such information. In making such evaluation, all factors affecting liquidity and execution of the order, as well as the amount of the capital commitment by the broker in connection with the order, are taken into account.

In selecting brokers to effect transactions for the Portfolio, PanAgora may consider the brokerage and research services provided by a broker. PanAgora may cause the Portfolio to pay a broker that provides brokerage and research services an amount of commission for effecting a securities transaction for the Portfolio in excess of the amount another broker would have charged for effecting the same portfolio transaction. PanAgora must determine in good faith that such higher commission is reasonable in relation to the value of the brokerage and research services provided by the executing broker viewed in terms of that particular transaction or PanAgora’s overall responsibilities to the Portfolio and its other clients. PanAgora’s authority to cause the Portfolio to pay a higher commission is subject to the brokerage policies the Board may adopt from time to time.

The Board has approved a Statement of Directed Brokerage Policies and Procedures for Reducing Trust Expenses (the “Statement”). Under the Statement, the Trust may cause the Portfolio to effect securities transactions through brokers in a manner that would help to generate resources to pay the cost of certain expenses which the Portfolio is required to pay or for which the Portfolio is required to arrange payment (“Directed Brokerage”). The Board will review the levels of Directed Brokerage for the Portfolios on a quarterly basis.

For the year ended December 31, 2021, the Portfolio paid $983,555.94 in brokerage commissions and the Portfolio did not pay any brokerage commissions to affiliated brokers.

VII.	Portfolio’s Ownership Information

As of the Record Date, the total number of Class B shares of the Portfolio outstanding was 327,643,744.559.

Metropolitan Life Insurance Company, New England Life Insurance Company, Brighthouse Insurance Company, Brighthouse Insurance Company New York, and their respective affiliates (individually an “Insurance Company” and collectively the “Insurance Companies”), are the record owners, through their separate accounts, of all of the Portfolio’s shares.

As of the Record Date, the officers and Trustees of the Trust as a group beneficially owned less than 1% of the shares of beneficial interest of the Portfolio. To the Trust’s knowledge, no person, as of the Record Date, was entitled to give voting instructions to an Insurance Company with respect to 5% or more of the Portfolio’s shares.

VIII. Shareholders Sharing the Same Address

As permitted by law, only one copy of this Information Statement may be delivered to Contract Owners residing at the same address, unless such Contract Owners have notified the Trust of their desire to receive multiple copies of the shareholder reports and other materials that the Trust sends. If you would like to receive an additional copy of this Information Statement, please contact the Trust by writing to the Trust at 125 High Street, Suite 732, Boston, Massachusetts 02110, or by calling 1-800-882-1292. The Trust will then promptly deliver, upon request, a separate copy of this Information Statement to any Contract Owner residing at an address to which only one copy was mailed. Contract Owners wishing to receive separate copies of the Trust’s shareholder reports and other materials in the future, and Contract Owners sharing an address that wish to receive a single copy if they are receiving multiple copies, should also send a request as indicated.

Exhibit 1

BRIGHTHOUSE FUNDS TRUST I

SUPPLEMENT DATED DECEMBER 1, 2021

TO THE

PROSPECTUS DATED APRIL 30, 2021

AQR GLOBAL RISK BALANCED PORTFOLIO

The Board of Trustees of Brighthouse Funds Trust I (the “Trust”) has approved a change of subadviser for the AQR Global Risk Balanced Portfolio (the “Portfolio”) from AQR Capital Management, LLC (“AQR”) to PanAgora Asset Management, Inc. (“PanAgora”), to be effective on or about December 15, 2021, pursuant to a new subadvisory agreement between the Trust’s investment adviser, Brighthouse Investment Advisers, LLC (“BIA”), and PanAgora. BIA and the Board of Trustees of the Trust (the “Board”) have determined that it would be in the best interests of the Portfolio’s shareholders for PanAgora to serve as the Portfolio’s subadviser, effective December 15, 2021. In connection with this change, BIA has also recommended to the Board, and the Board has approved, changing the Portfolio’s name to PanAgora Global Diversified Risk Portfolio II, effective December 15, 2021.

Accordingly, effective on or about December 15, 2021, the name of the Portfolio will change to PanAgora Global Diversified Risk Portfolio II, and, unless noted otherwise below, all references to the former name of the Portfolio contained in the Prospectus will change to the Portfolio’s new name and references to AQR as the Portfolio’s subadviser contained in the Prospectus will change to PanAgora. The Insurance Companies (as defined in the Prospectus) may temporarily continue to refer to AQR as the Portfolio’s subadviser and to the Portfolio by its original name in their forms and communications until such documents can be revised.

The Board has also approved a proposal to merge the PanAgora Global Diversified Risk Portfolio (the “Acquired Portfolio”), a series of the Trust, with and into the Portfolio, in order to enhance operational efficiency by combining two Portfolios managed by the same investment team using the same investment objectives and strategies.

The proposed merger is subject to certain conditions, including approval by shareholders of the Acquired Portfolio. It is currently anticipated that proxy materials regarding the proposed merger will be distributed to owners of the variable annuity contracts or variable life insurance policies, as applicable, that are shareholders of the Acquired Portfolio in early 2022, and that a meeting of shareholders of the Acquired Portfolio to consider the merger proposal will be held in the first half of 2022. If approved by shareholders of the Acquired Portfolio, the proposed merger is expected to be completed on or about May 2, 2022, at which time the Portfolio is expected to be renamed PanAgora Global Diversified Risk Portfolio.

The foregoing is not an offer to sell, nor a solicitation of an offer to buy, shares of the Portfolio or the Acquired Portfolio, nor is it a solicitation of any proxy. For information regarding the proposed merger, or to receive a free copy of the prospectus/proxy statement relating to the proposed merger once the registration statement relating to the proposed merger filed with the Securities and Exchange Commission (“SEC”) has become effective, please call 800-638-7732 or visit www.brighthousefinancial.com/products/fund-resources. The prospectus/proxy statement (when available) will contain important information about portfolio objectives, strategies, fees, expenses and risk considerations. The prospectus/proxy statement will also be available for free on the SEC’s website (www.sec.gov). Please read the prospectus/proxy statement carefully before making any investment decisions.

In connection with the changes described above, the following changes to the Portfolio’s Prospectus are effective on or about December 15, 2021:

In the Portfolio Summary, the table entitled “Annual Portfolio Operating Expenses” is deleted in its entirety and replaced with the following:

Class B
Management Fee	0.62%
Distribution and/or Service (12b-1) Fees	0.25%
Other Expenses	0.03%
Acquired Fund Fees and Expenses	0.05%

Total Annual Portfolio Operating Expenses	0.95%
Fee Waiver*	(0.03)%

Net Operating Expenses	0.92%

*

Brighthouse Investment Advisers, LLC (“BIA”) has contractually agreed, for the period April 30, 2021 through April 30, 2022, to reduce the Management Fee. This arrangement may be modified or discontinued prior to April 30, 2022, only with the approval of the Board of Trustees of the Portfolio. Effective December 15, 2021, Brighthouse Investment Advisers, LLC has contractually agreed through at least December 31, 2022 to reduce the Management Fee to reflect a portion of the savings from the difference between the subadvisory fee payable by BIA to PanAgora Asset Management, Inc. and the subadvisory fee previously payable by BIA to the former investment subadviser to the Portfolio. This arrangement may be modified or discontinued prior to December 31, 2022 only with the approval of the Board of Trustees of the Portfolio.

In the Portfolio Summary, the disclosure in the section entitled “Example” is deleted in its entirety and replaced with the following:

The following Example is intended to help you compare the cost of investing in the Portfolio with the cost of investing in other mutual funds. The Example assumes that you invest $10,000 in the Portfolio for the time periods indicated and then redeem all of your shares at the end of those periods. The Example also assumes that your investment has a 5% return each year, that the Portfolio’s operating expenses remain the same, and that all fee waivers for the Portfolio will expire after one year. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

	1 Year	3 Years	5 Years	10 Years
Class B	$94	$300	$523	$1,164

In the Portfolio Summary, the information in the section entitled “Principal Investment Strategies” is deleted in its entirety and replaced with the following:

PanAgora Asset Management, Inc. (“PanAgora” or “Subadviser”), the subadviser to the Portfolio, pursues an investment strategy designed to generate returns from a combination of asset classes with diversified risk characteristics. PanAgora will allocate the Portfolio’s assets among equities, fixed-income instruments and commodities. PanAgora will allocate the Portfolio’s assets among these asset classes in an effort to diversify the Portfolio’s risk over three areas: equity risk, fixed-income risk and inflation risk. The Portfolio’s risk diversified strategy is managed to target an annualized volatility level of 10% as discussed below.

In allocating assets among the different classes, PanAgora follows a proprietary “Risk Parity” approach, which seeks to balance the allocation of risk across asset classes (as measured by forecasted volatility, marginal contribution to volatility, estimated potential loss, and other proprietary measures) when building the Portfolio.

For example, the Portfolio will generally allocate a greater portion of its assets to a lower risk asset class, such as developed market bonds, than to a higher risk asset class, such as global equities. In its “neutral” position, the Portfolio’s assets will be allocated among the different asset classes in an attempt to diversify the Portfolio’s risk exposure so that the anticipated contribution of each asset class to the overall risk of the Portfolio will be approximately as follows: 40%from equity risk; 40% from fixed income risk; and 20%from inflation risk. However, there is no assurance that this targeted contribution of risk from each asset class can be achieved. Because of the difference in the amount of risk inherent in these asset classes, the percentage of the Portfolio’s assets allocated to each asset class is likely to be significantly different from the targeted risk expected from that asset class. PanAgora also expects to tactically vary the Portfolio’s allocation to the asset classes depending on market conditions, which will cause the Portfolio to deviate from its neutral position. The targeted overall risk level of the Portfolio may also be increased or decreased by PanAgora, depending on market conditions. Additionally, market movements are likely to change the risk levels and risk allocation of the Portfolio.

Following are the instruments expected to be utilized, either through direct investment in physical securities or through derivative instruments, including primarily futures and swaps on futures, to gain exposure to the different areas of risk:

Exposure to equity risk: global developed markets large-cap equities, global emerging markets equities, U.S. mid-cap equities, and U.S. small cap equities.

Exposure to fixed income risk: global developed market bonds.

Exposure to inflation risk: global inflation linked government bonds, including Treasury Inflation Protected Securities (“TIPS”), commodity futures and swaps, and emerging markets currencies, including through cash bonds and currency forwards.

The Portfolio may also invest in exchange-traded funds (“ETFs”), exchange-traded notes, and money market instruments.

PanAgora will normally target an annualized volatility level for the Portfolio of 10%; however, the actual or realized volatility for longer or shorter periods may be materially higher or lower depending on market conditions, and therefore the Portfolio’s risk exposure may be materially higher or lower than the level targeted by the portfolio managers. Volatility is a statistical measurement of the magnitude of up and down fluctuations in the value of a financial instrument or index over time. High volatility may result from rapid and dramatic price swings. PanAgora may also, under certain exceptional market conditions, target a lower volatility level for the Portfolio. While PanAgora attempts to manage the Portfolio’s volatility exposure to stabilize performance, there can be no assurance that the Portfolio will achieve the targeted volatility.

The Portfolio is non-diversified, which means that it can hold securities of a smaller number of issuers and can invest a larger percentage of its assets in a single issuer than a diversified portfolio.

The Portfolio has no geographic limits on where its investments may be located or where its assets may be exposed, except that its investments in (and exposure to) fixed income securities will be limited to those issued by governments or corporate entities located in developed markets. The Portfolio may invest in or have exposure to equity securities of companies of any market capitalization.

As a result of the Portfolio’s use of derivative instruments, the Portfolio may at times have leveraged exposure to one or more asset classes. The Portfolio’s use of futures contracts, forward contracts, swaps and certain other derivative instruments will have the effect of economic leverage. Economic leverage magnifies exposure to the swings in prices of the asset class underlying those instruments and results in increased volatility, which means the Portfolio will have the potential for greater gains, as well as the potential for greater losses, than if the Portfolio does not use derivative instruments that have a leveraging effect. Leveraging also tends to magnify, sometimes significantly, the effect of any increase or decrease in the Portfolio’s exposure to an asset class and may cause the Portfolio’s net asset value to be volatile. There is no assurance that the Portfolio’s use of derivative instruments providing enhanced exposure will enable the Portfolio to achieve its investment objective. The Investment Company Act of1940, as amended (the “1940 Act”), and the rules and interpretations thereunder impose certain limitations on the Portfolio’s ability to use leverage.

The Portfolio may allocate up to 25% of its total assets to its wholly-owned and controlled subsidiary, organized under the laws of the Cayman Islands as an exempted company (the “Subsidiary”), in order to gain exposure to the commodities markets within the limitations of the federal tax laws, rules and regulations that apply to regulated investment companies. PanAgora also manages the assets of the Subsidiary. Generally, the Subsidiary will invest primarily in commodity futures and swaps on commodity futures but it may also invest in other commodity-related instruments such as financial futures, option and swap contracts, equity and fixed income securities, cash and cash equivalents, pooled investment vehicles, including those that are not registered pursuant to the 1940 Act, and other investments intended to serve as margin or collateral for the Subsidiary’s derivative positions. Unlike the Portfolio, the Subsidiary may invest without limitation in commodity-linked derivatives; however, the Subsidiary will comply with the same 1940Act asset coverage requirements with respect to its investments in commodity-linked derivatives that are applicable to the Portfolio’s transactions in derivatives. In addition, the Portfolio and the Subsidiary will be subject to the Portfolio’s fundamental investment restrictions and compliance policies and procedures on a consolidated basis. The Portfolio is the sole shareholder of the Subsidiary and does not expect shares of the Subsidiary to be offered or sold to other investors.

A significant portion of the assets of the Portfolio may be invested directly or indirectly in money market instruments, which may include, but are not limited to, U.S. Government securities (including U.S. Treasury bills), U.S. Government agency securities, investment grade corporate obligations, Eurodollar obligations, bankers’ acceptances, short-term fixed income securities, overnight and/or fixed term repurchase agreements, money market fund shares, and cash and cash equivalents with one year or less term to maturity. These cash or cash equivalent holdings serve as collateral for the derivative positions the Portfolio takes and also earn income for the Portfolio. While the Portfolio normally does not engage in borrowing, leverage will be created when the Portfolio engages in futures transactions or uses certain other derivative instruments.

In the Portfolio Summary, in the section entitled “Principal Risks,” information related to “Leveraging Risk” is deleted in its entirety and replaced with the following:

Leveraging Risk. Derivatives and other transactions that give rise to leverage may cause the Portfolio’s performance to be more volatile than if the Portfolio had not been leveraged. Leveraging also may require that the Portfolio liquidate portfolio securities when it is not advantageous to do so to satisfy its obligations or to meet segregation requirements. Leveraging may expose the Portfolio to losses in excess of the amounts invested or borrowed. Leverage can create an interest expense that would lower the Portfolio’s overall returns. There can be no guarantee that a leveraging strategy will be successful.

In the Portfolio Summary, in the section entitled “Principal Risks,” information related to “Forward Commitment, When Issued and Delayed Delivery Securities Risk,” and “Reverse Repurchase Agreement Risk,” is deleted in its entirety.

In the Portfolio Summary, in the section entitled “Principal Risks,” information related to “Non-Diversification Risk” is deleted in its entirety and replaced with the following:

Non-Diversification Risk. Because the Portfolio invests in a small number of issuers, its value will be affected to a greater extent by the performance of any one of those issuers or by any single economic, political, market or regulatory event affecting any one of those issuers than would be the value of a portfolio that invests in a larger number of issuers.

In the Portfolio Summary, in the section entitled “Principal Risks,” information related to “Subsidiary Risk” is deleted in its entirety and replaced with the following:

Subsidiary Risk. By investing in the Subsidiary, the Portfolio is indirectly exposed to the risks associated with the Subsidiary’s investments. The Subsidiary is not registered under the 1940 Act and is not subject to all the investor protections of the 1940 Act. Changes in the laws of the United States and/or the Cayman Islands could result in the inability of the Portfolio and/or the Subsidiary to operate as described in this Prospectus and could adversely affect the Portfolio. The Portfolio’s ability to invest in the Subsidiary will potentially be limited by the Portfolio’s intention to qualify as a regulated investment company, and might adversely affect the Portfolio’s ability to so qualify.

In the Portfolio Summary, the following disclosure is added at the end of the first paragraph of the section entitled “Past Performance”:

Effective December 15, 2021, PanAgora became the subadviser to the Portfolio. Investment performance of the Portfolio prior to that date may not be representative of the performance the Portfolio would have achieved had PanAgora been its subadviser and had its current principal investment strategies then been in effect.

In the Portfolio Summary, the disclosure regarding the Portfolio’s subadviser and portfolio managers in the section entitled “Management” is deleted in its entirety and replaced with the following:

Subadviser. PanAgora Asset Management, Inc., is the subadviser to the Portfolio.

Portfolio Managers. Edward Qian, Ph.D., CFA, Chief Investment Officer, Head of Research – Multi Asset, and lead Portfolio Manager, Bryan Belton, CFA, Managing Director – Multi Asset, and Portfolio Manager, and Jon Beaulieu, CFA, Director – Multi Asset, and Portfolio Manager, each with PanAgora, have managed the Portfolio since December 2021.

In the section “Understanding the Trust,” the third paragraph under the heading “Investing Through a Variable Insurance Contract” is deleted in its entirety.

In the section “Principal Risks of Investing in the Portfolio,” the first sentence under the heading “Derivatives Risk” is deleted in its entirety and replaced with the following:

The Portfolio will primarily invest in derivatives, such as futures and forward contracts, and swaps, to seek investment exposure to certain asset classes and enhance returns. To a lesser extent, the Portfolio may also invest in derivatives to “hedge” or protect its assets from an unfavorable shift in the value or rate of a reference instrument.

In the section “Principal Risks of Investing in the Portfolio,” the subsections “Forward Commitment, When Issued and Delayed Delivery Securities Risk,” and “Reverse Repurchase Agreement Risk,” are deleted in their entirety.

In the section entitled “Additional Information About Management,” the subsection “Contractual Fee Waiver” is revised to add the following:

Effective December 15, 2021, BIA has contractually agreed through at least December 31, 2022 to waive a portion of its investment advisory fee to reflect a portion of the savings from the difference between the subadvisory fee payable by BIA to PanAgora and the subadvisory fee previously payable by BIA to the former investment subadviser to the Portfolio. This arrangement may be modified or discontinued only with the approval of the Board of Trustees of the Portfolio.

In the subsection entitled “Additional Information About Management – The Subadviser,” the third, fourth, fifth, sixth, seventh, eighth, ninth and tenth paragraphs are deleted in their entirety and replaced with the following:

BIA pays the Subadviser a fee based on the Portfolio’s average daily net assets. The Portfolio is not responsible for the fees paid to the Subadviser. For the year ended December 31, 2020, BIA paid to the former investment subadviser to the Portfolio an investment subadvisory fee of 0.35% of the Portfolio’s average daily net assets.

PANAGORA ASSET MANAGEMENT, INC., One International Place, 24th Floor, Boston, Massachusetts 02110. PanAgora was founded in 1985 and incorporated in 1989. The voting interests in PanAgora are owned by Power Financial Corporation (through a series of subsidiaries, including Great West Lifeco Inc. and Putnam Investments, LLC). In addition, certain PanAgora employees own non-voting interests in PanAgora. Assuming all employee stock and options are issued and exercised, up to 20% of the economic interest in PanAgora would be owned by PanAgora employees. PanAgora had approximately $38.4 billion in assets under management as of December 31, 2020.

The following individuals are responsible for overseeing the day-to-day management of the Portfolio:

Edward Qian, Ph.D., CFA, is the Chief Investment Officer of Multi Asset and Head of Multi Asset Research for the firm. His primary responsibilities include investment research and portfolio management in PanAgora’s Multi Asset group. He is also a member of the firm’s Investment, Operating, and Directors Committees. Dr. Qian joined PanAgora in 2005.

Bryan Belton, CFA, is a Managing Director within the Multi Asset group. Mr. Belton is responsible for the daily management of the firm’s Diversified Risk Multi Asset, global fixedin come, currency, and commodity portfolios. Mr. Belton is a member of the firm’s Directors Committee. Mr. Belton joined PanAgora in 2005.

Jon Beaulieu, CFA, is a Director within the Multi Asset group. Mr. Beaulieu is responsible for the daily management of the firm’s Risk Parity portfolios. Mr. Beaulieu also assists with the management of the firm’s domestic and global fixed income portfolios. Mr. Beaulieu joined PanAgora in 2010.

Messrs. Qian, Belton, and Beaulieu have managed the Portfolio since December 2021.

INVESTORS SHOULD RETAIN THIS SUPPLEMENT WITH THE PROSPECTUS FOR FUTURE REFERENCE

Exhibit 2

INVESTMENT SUBADVISORY AGREEMENT

AGREEMENT made as of this 15th day of December, 2021, by and between PanAgora Asset Management, Inc., a Delaware corporation (the “Subadviser”), and Brighthouse Investment Advisers, LLC, a Delaware limited liability company (the “Adviser”).

WHEREAS, the Adviser serves as investment manager of Brighthouse Funds Trust I (the “Trust”), a Delaware statutory trust which has filed a registration statement (the “Registration Statement”) under the Investment Company Act of 1940, as amended (the “1940 Act”) and the Securities Act of 1933, as amended (the “1933 Act”) pursuant to a management agreement dated August 4, 2017, as amended from time to time (the “Management Agreement”); and

WHEREAS, the Trust is comprised of several separate investment portfolios, one of which is the PanAgora Global Diversified Risk Portfolio II (the “Portfolio”); and

WHEREAS, the Adviser desires to avail itself of the services, information, advice, assistance and facilities of an investment adviser to assist the Adviser in performing investment advisory services for the portion of the Portfolio’s assets allocated to the Subadviser, as determined from time to time by the Adviser, and the Subadviser is willing to render such services; and

WHEREAS, the Subadviser is registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and is engaged in the business of rendering investment advisory services to investment companies and other institutional clients and desires to provide such services to the Adviser.

NOW, THEREFORE, in consideration of the terms and conditions hereinafter set forth, it is agreed as follows:

1.     Employment of the Subadviser. The Adviser hereby employs the Subadviser, subject to the supervision of the Adviser to manage the investment and reinvestment of the assets of the Portfolio, subject to the control and direction of the Board of Trustees, for the period and on the terms hereinafter set forth. The Subadviser hereby accepts such employment and agrees during such period to render the services and to assume the obligations herein set forth for the compensation herein provided. The Subadviser acknowledges that such appointment as investment subadviser to the Trust may be limited to those Portfolio assets allocated to the Subadviser by the Adviser, which may be changed from time to time at the sole discretion of the Adviser. References to “the Portfolio” in this Agreement shall refer to those Trust assets allocated to the Subadviser by the Adviser. The Subadviser shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized (whether herein or otherwise), have no authority to act for or represent the Adviser, the Portfolio or contracts and other documents requested by brokers, dealers, counterparties and other persons in connection with its management of the assets of the Portfolio and in such instances such do so only for this limited purpose as the Adviser’s and the Trust’s agent and attorney-in-fact. Subadviser shall facilitate the negotiation of all futures agreements, options agreements, ISDA Master Agreements, Credit Support Annexes, and other contracts and agreements related to derivatives transactions and holdings in the Portfolio (“Derivatives Related Agreements”). However, the Subadviser does not have authority to execute Derivatives Related Agreements on behalf of the Trust, which responsibility the Adviser expressly retains.

Copies of the Trust’s Registration Statement, Articles of Incorporation or Declaration of Trust, as applicable, and Bylaws (the Trust’s Articles of Incorporation or Declaration of Trust, as applicable, and Bylaws are collectively referred to herein as the “Charter Documents”), each as currently in effect, have been or will be delivered to the Subadviser. The Adviser agrees, on an ongoing basis, to notify the Subadviser in writing of each change in the fundamental and non-fundamental investment policies and restrictions of the Portfolio before they become effective and to provide to the Subadviser as promptly as practicable copies of all amendments and supplements to the Registration Statement before filing with the Securities and Exchange Commission (“SEC”) and amendments to the Charter Documents. The Adviser will promptly provide the Subadviser with any procedures applicable to the Subadviser adopted from time to time by the Trust’s Board of Trustees and agrees to promptly provide the Subadviser copies of all amendments thereto before they become effective. The Subadviser will not be bound to follow any change in the investment policies, restrictions or procedures of the Portfolio or Trust, however, (i) until it has received written notice of any such change from the Adviser, (ii) until it has been given a reasonable amount of time to implement such change, and (iii) if such change would cause the Subadviser to breach any legal, tax or regulatory requirements applicable to the Subadviser; provided that the Subadviser shall promptly notify the Adviser in writing in the event the Subadviser determines that implementing any such change would cause the Subadviser to breach any legal, tax or regulatory requirements applicable to the Subadviser.

The Adviser shall timely furnish the Subadviser with such additional information as may be reasonably requested by the Subadviser to perform its responsibilities pursuant to this Agreement. The Adviser shall reasonably cooperate with the Subadviser in setting up and maintaining brokerage accounts, futures accounts, and other accounts the Subadviser deems advisable to allow for the purchase or sale of various forms of securities and other financial instruments pursuant to this Agreement.

The Adviser’s administrator shall notify Subadviser as soon as reasonably practicable if the Portfolio is out of compliance with Subchapter M or Section 817(h) of the Internal Revenue Code of 1986, as amended (the “Code”).

2.     Obligations of and Services to be Provided by the Subadviser. The Subadviser undertakes to provide the following services to the Portfolio and to assume the following obligations:

a.	The Subadviser shall manage the investment and reinvestment of the portfolio assets of the Portfolio, all without prior consultation with the Adviser, subject to and in accordance with:

i.

the investment objective, policies and restrictions of the Portfolio set forth in the Trust’s Registration Statement and the Charter Documents that have been provided to the Subadviser, as such Registration Statement and Charter Documents may be amended from time to time, provided (A) Subadviser has been given prior notice of, and a reasonable amount of time to implement, any changes or amendments to such documentation, investment objectives, policies and restrictions and (B) any changes or amendments to such documentation, investment objectives, policies and restrictions do not cause the Subadviser to breach any legal, tax or regulatory requirements applicable to the Subadviser;

ii.

the requirements applicable to registered investment companies under applicable laws and those requirements applicable to both regulated investment companies and segregated asset accounts under Subchapter M of the Code including but not limited to, the diversification requirements of Section 817(h) of the Code and the regulations thereunder.

iii.

any written instructions, policies and guidelines that have been provided to the Subadviser which the Adviser or the Trust’s Board of Trustees may issue from time-to-time, all as from time to time in effect, provided Subadviser has been given a reasonable amount of time to implement such instructions and such instructions do not cause the Subadviser to breach any legal, tax or regulatory requirements applicable to Subadviser; and

iv.

with all applicable provisions of law, including without limitation all applicable provisions of the 1940 Act the rules and regulations thereunder and the interpretive opinions thereof of the staff of the Securities and Exchange Commission (“SEC”) (“SEC Positions”).

In the event the Subadviser does not implement any change or amendment to the Trust’s Registration Statement, Charter Documents, investment objectives, policies or restrictions, or any instruction from the Adviser or the Trust’s Board of Trustees, because such change, amendment or instruction would cause the Subadviser to breach any legal, tax or regulatory requirements applicable to the Subadviser, then the Subadviser shall promptly notify the Adviser in writing of this fact.

b.

In furtherance of and subject to the foregoing, the Subadviser shall make all determinations with respect to the purchase and sale of portfolio securities and other financial instruments and shall take such action necessary to implement the same.

c.

The Subadviser shall render such reports to the Trust’s Board of Trustees and the Adviser as they may reasonably request from time to time concerning the investment activities of the Portfolio, including without limitation all material as reasonably may be requested by the Trustees of the Trust pursuant to Sections 15(a) and15(c) of the 1940 Act, and agrees to review the Portfolio and discuss the management of the Portfolio with representatives or agents of the Trust’s Board of Trustees the Adviser at their reasonable request.

d.

Unless the Adviser gives the Subadviser written instructions to the contrary, the Subadviser shall, in good faith and in a manner which it reasonably believes best serves the interests of the Portfolio’s shareholders, timely direct the Portfolio’s custodian as to how to vote such proxies as may be necessary or advisable in connection with any matters submitted to a vote of shareholders of securities held by the Portfolio and purchased (or otherwise acquired) by the Subadviser.

e.

Absent instructions from the Adviser to the contrary and to the extent provided in the Trust’s Registration Statement, as such Registration Statement may be amended from time to time, the Subadviser shall, in the name of the Portfolio, place orders for the execution of portfolio transactions with or through such brokers, dealers or other financial institutions as it may select, including affiliates of the Subadviser provided such orders comply with Rule 17e-1 (or any successor or other relevant regulations) under the 1940 Act.

f.

To the extent consistent with applicable law and then current SEC Positions and absent instructions from the Adviser to the contrary, purchase or sell orders for the Portfolio may be aggregated with contemporaneous purchase or sell orders of other clients of the Subadviser. In the selection of brokers or dealers or other execution agents and the placing of orders for the purchase and sale of portfolio investments for the Portfolio, the Subadviser shall seek to obtain for the Portfolio the best execution available. In using its best efforts to obtain for the Portfolio the best execution available, the Subadviser, bearing in mind the Portfolio’s best interests at all times, shall consider all factors it deems relevant, including by way of illustration, breadth of the market in the security; price; the size of the transaction; the nature of the market for the security; the amount of the commission; the timing of the transaction taking into account market prices and trends; the reputation, experience, execution capability, and financial stability of the broker or dealer involved; and the quality of service rendered by the broker or dealer in other transactions. Subject to such policies as the Board of the Trust and Adviser may determine and applicable law, including any relevant SEC Positions, the Subadviser may cause the Portfolio to pay a broker or dealer that provides brokerage and research services to the Subadviser an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker- or dealer would have charged for effecting that transaction, if the Subadviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Subadviser’s overall responsibilities with respect to the Portfolio and to other clients of the Subadviser as to which the Subadviser exercises investment discretion.

g.

Subject to seeking the most favorable price and execution, the Board of Trustees or the Adviser may direct the Subadviser to effect transactions in portfolio securities and other financial instruments through broker-dealers in a manner that will help generate resources to pay the cost of certain expenses which the Trust is required to pay or for which the Trust is required to arrange payment. To the extent the Subadviser is directed to use only the specified brokers for the Portfolio, the Trust may pay higher commissions or other transaction costs or greater spreads, or receive less favorable net prices, on transactions for the Portfolio than would otherwise be the case if the Subadviser used other or multiple brokers.

h.

In connection with the placement of orders for the execution of the portfolio transactions of the Portfolio, the Subadviser shall create and maintain all necessary records pertaining to the purchase and sale of securities and other financial instruments by the Subadviser on behalf of the Portfolio in accordance with all applicable laws, rules and regulations, including but not limited to records required by Section 31(a) of the 1940 Act. All records shall be the property of the Trust and shall be available for inspection and use by the SEC, the Trust, the Adviser or any person retained by the Trust at all reasonable times. The Subadviser will furnish copies of such records to the Adviser or the Trust within a reasonable time after receipt of a request from either the Adviser or the Trust. Where applicable, such records shall be maintained by the Subadviser for the periods and in the places required by Rule 31a-2 under the 1940 Act.

i.

In accordance with Rule 206(4)-7 under the Advisers Act, the Subadviser has adopted and implemented written policies and procedures reasonably designed to prevent violation of the Advisers Act and any rules thereunder by the Subadviser and its supervised persons. Further, the Subadviser reviews and shall continue to review, at least annually, its written policies and procedures and the effectiveness of their implementation and shall designate an individual (who is a supervised person) who is responsible for administering such policies and procedures.

j.	The Subadviser shall:

i.	Comply with the Trust’s written compliance policies and procedures pursuant to Rule 38a-1 under the 1940 Act;

ii.	Promptly provide to the Adviser copies of its annual compliance review report (or a summary of the process and findings);

iii.

Notify the Adviser promptly of any non-routine contact from the SEC or other regulators or a Self-Regulatory Organization (“SRO”) (such as an investigation or institution of a proceeding, but not including informal inquiries and periodic or sweep examinations) relating directly or indirectly to the Portfolio or that would have a material impact on the Subadviser’s asset management business; and

iv.

Notify the Adviser promptly of any material compliance matters (as defined in Rule 38a-1 under the 1940 Act) relating directly or indirectly to the Portfolio, the Trust, the Adviser or the Subadviser of which it is aware and actions taken in response to issues or items raised by the SEC, an SRO or other regulators.

k.

The Subadviser shall (i) maintain procedures regarding the use of derivatives, and (ii) provide such certifications and reports regarding the use of derivatives, including with respect to asset segregation, as may be reasonably requested by the Trust or the Adviser.

l.

The Subadviser shall bear its expenses of providing services pursuant to this Agreement, but shall not be obligated to pay any expenses of the Adviser, the Trust, or the Portfolio, including without limitation: (1) interest and taxes; (2) brokerage commissions and other costs in connection with the purchase or sale of securities or other financial instruments for the Portfolio; and (3) custodian fees and expenses.

m.

The Subadviser and the Adviser acknowledge that the Subadviser is not the compliance agent for the Portfolio or for the Adviser, and does not have access to all of the Portfolio’s books and records necessary to perform certain compliance testing. To the extent that the Subadviser has agreed to perform the services specified in this Section 2 in accordance with the Trust’s Registration Statement and Charter Documents, written instructions of the Adviser and any policies adopted by the Trust’s Board of Trustees applicable to the Portfolio, subject to the terms of this Agreement relating thereto (collectively, the “Charter Requirements”), and in accordance with applicable law (including Subchapter M and the diversification requirements of Section 817(h) of the Code, the 1940 Act and the Advisers Act (“Applicable Law”)), the Subadviser shall perform such services based upon its books and records with respect to the Portfolio (as specified in Section 2(h) hereof), which comprise a portion of the Portfolio’s books and records, and upon information and written instructions received from the Trust, the Adviser or the Trust’s administrator, and shall not be held responsible under this Agreement so long as it performs such services in accordance with the terms of this Agreement, the Charter Requirements and Applicable Law based upon such books and records and such information and instructions provided by the Trust, the Adviser or the Trust’s administrator. The Subadviser shall, as part of a complete portfolio compliance testing program, perform quarterly diversification testing of the Portfolio under Section 817(h) of the Code. The Subadviser shall provide timely notice each calendar quarter that such diversification was satisfied or if not satisfied, that corrections were made within 30 days of the end of the calendar quarter. Adviser acknowledges that such testing and quarterly notice will be limited to the assets of the Portfolio managed by Subadviser, including any assets managed by Subadviser and held by the Portfolio’s wholly-owned subsidiary (the “Subsidiary”), but will not include assets and liabilities reflected on the books and records of the Portfolio but that are not managed by Subadviser.

n.

The Subadviser shall be responsible for the preparation and filing of Schedules 13D and 13G and Form 13F (as well as other filings triggered by ownership in securities and other investments under other applicable laws, rules and regulations) on behalf of the Portfolio, which filings may be based on other accounts managed by the Subadviser and its affiliates. The Subadviser shall not be responsible for the preparation or filing of any other reports required of the Portfolio by any governmental or regulatory agency, except as expressly agreed to in writing.

o.

Unless the Subadviser otherwise agrees in writing, the Subadviser will not advise or take any action on behalf of the Trust in any contemplated or actual legal proceedings, including, but not limited to, bankruptcies, tax reclaims or class actions, involving the issuers of securities held or formerly held as part or all of the Portfolio.

p.

The Subadviser shall provide assistance in determining the fair value of all securities and other investments/assets in the Portfolio as necessary, and, use reasonable efforts to arrange for the provision of valuation information or a price(s) from a party(ies) independent of the Subadviser for each security or other investment/asset in the Portfolio for which market prices are not readily available or not reliable.

q.

The Subadviser will notify the Trust and the Adviser of (i) any assignment of this Agreement or change of control of the Subadviser, as applicable, and (ii) any changes in the key personnel who are either the portfolio manager(s) of the Portfolio or senior management of the Subadviser and who are identified in the prospectus or Statements of Additional Information, in each case prior to or promptly after, such change. The Subadviser agrees to bear all reasonable expenses of the Trust, if any, arising out of any assignment by, or change in control of the Subadviser and any changes in the key personnel who are either the portfolio manager(s) of the Portfolio or senior management of the Subadviser and who are identified in the prospectus or Statements of Additional Information. In the case of an assignment of this Agreement or a change in control, such expenses are agreed to include reimbursement of reasonable costs associated with preparing, printing and mailing information statements to existing shareholders of the Portfolio. In the case of changes in key personnel, such expenses are agreed to include reimbursement of reasonable costs associated with preparing, printing and mailing any supplements to the prospectus to existing shareholders of the Portfolio if such changes involve personnel who are either the portfolio manager(s) of the Portfolio or senior management of the Subadviser and who are identified in the prospectus or Statement of Additional Information.

r.

The Subadviser may, but is not obligated to, combine or “batch” orders for client portfolios to obtain best execution, to negotiate more favorable commission rates or to allocate equitably among the Subadviser’s clients differences in prices and commissions or other transaction costs that might have been obtained had such orders been placed independently. Under this procedure, transactions will be averaged as to price and transaction costs and typically will be allocated among the Subadviser’s clients in proportion to the purchase and sale orders placed for each client account on any given day. If the Subadviser cannot obtain execution on all the combined orders at prices or for transaction costs that the Subadviser believes are desirable, the Subadviser will allocate the securities the Subadviser does buy or sell as part of the combined orders by following the Subadviser’s order allocation procedures.

s.

In accordance with Rule 17a-10 under the 1940 Act and any other applicable law, the Subadviser shall not consult with any other subadviser to the Portfolio or any subadviser to any other portfolio of the Trust or to any other investment company or investment company series for which the Adviser serves as investment adviser concerning transactions of the Portfolio in securities or other assets, other than for purposes of complying with conditions of paragraphs (a) and (b) of Rule 12d3-1 under the 1940 Act.

t.

The Subadviser makes no representation or warranty, express or implied, that any level of performance or investment results will be achieved by the Portfolio or that the Portfolio will perform comparably with any standard or index, including other clients of the Subadviser, whether public or private.

u.

Without in any way limiting Subadviser’s obligations under this Agreement, including but not limited to the representations in Sections 2(a)(ii) and 2(m) of this Agreement, the Adviser and Subadviser acknowledge that the Subadviser is not the tax advisor, compliance, pricing or fund accounting agent for the Portfolio, the Trust, or for the Adviser. Accordingly, each Party agrees that Subadviser shall perfrom such services based upon the portfolio records of the Portfolio that it maintains in its ordinary course of business and written instructions received from the Trust or the Adviser.

v.

Subadviser shall not be in breach of this Agreement if it treats income derived by the Portfolio or the Subsidiary as qualifying income under Code Section 851(b)(2) (“Qualifying Income”) for any period prior to the earlier of (i) its receipt of a written instruction from the Adviser that such income is not to be considered Qualifying Income or (ii) the issuance of a notice, ruling or other pronouncement by the Internal Revenue Service that such income is not Qualifying Income.

3.    Compensation of the Subadviser. In consideration of services rendered pursuant to this Agreement, the Adviser will pay the Subadviser a fee at the annual rate of the value of the Portfolio’s average daily net assets set forth in Schedule A hereto. Such fee shall be accrued daily and paid monthly in arrears as soon as practicable, but in no event later than 60 calendar days, after the end of each month. If the Subadviser shall serve for less than the whole of any month, the foregoing compensation shall be prorated. For the purpose of determining fees payable to the Subadviser, the value of the Portfolio’s net assets allocated to the Subadviser by the Adviser shall be computed at the times and in the manner specified in the Trust’s Registration Statement.

4.     Activities of the Subadviser. The services of the Subadviser hereunder are not to be deemed exclusive, and the Subadviser shall be free to render similar services to others and to engage in other activities, so long as the services rendered hereunder are not impaired and except as the Subadviser and the Adviser may otherwise agree from time to time in writing before or after the date hereof.

The Subadviser shall be subject to a written code of ethics adopted by it that conforms to the requirements of Rule 204A-1 of the Advisers Act and Rule 17j-1(b) of the 1940 Act.

5.    Use of Names. The Subadviser hereby consents to the Portfolio being named the PanAgora Global Diversified Risk Portfolio II. The Adviser shall not use the name “PanAgora” and any of the other names of the

Subadviser or its affiliated companies and any derivative or logo or trade or service mark thereof, or disclose information related to the business of the Subadviser or any of its affiliates in any prospectus, statement of additional information, sales literature, proxy statement, report to shareholders, or other material relating to the Trust in any manner not approved prior thereto by the Subadviser; provided, however, that the Subadviser shall approve all uses of its name and that of its affiliates which merely refer in accurate terms to its appointment hereunder or which are required by the SEC or a state securities commission; and provided, further, that in no event shall such approval be unreasonably withheld. The Subadviser shall not use the name of the Trust, the Adviser or any of their affiliates in any material relating to the Subadviser in any manner not approved prior thereto by the Adviser; provided, however, that the Adviser shall approve all uses of its or the Trust’s name which merely refer in accurate terms to the appointment of the Subadviser hereunder or which are required by the SEC or a state securities commission; and, provided, further, that in no event shall such approval be unreasonably withheld.

The Adviser recognizes that from time to time directors, officers and employees of the Subadviser may serve as directors, trustees, partners, officers and employees of other corporations, business trusts, partnerships or other entities (including other investment companies) and that such other entities may include the name “PanAgora” or any derivative or abbreviation thereof as part of their name, and that the Subadviser or its affiliates may enter into investment advisory, administration or other agreements with such other entities.

Upon termination of this Agreement for any reason, the Adviser shall within 30 days (i) cease and cause the Portfolio and the Trust to cease all use of the name and mark “PanAgora,” and (ii) take all necessary action to cause the Trust’s Registration Statement and any other relevant documentation to be amended to accomplish a change of name and to reflect that the Subadviser no longer serves as subadviser to the Portfolio.

6.    Liability and Indemnification.

a.

Except as may otherwise be provided by the 1940 Act or any other federal securities law, the Subadviser shall not be liable for any losses, claims, damages, liabilities or litigation (including legal and other expenses) incurred or suffered by the Adviser or the Trust as a result of any error of judgment or mistake of law by the Subadviser with respect to the Portfolio, except that nothing in this Agreement shall operate or purport to operate in any way to exculpate, waive or limit the liability of the Subadviser for, and the Subadviser shall indemnify and hold harmless the Trust, the Adviser, all affiliated persons thereof (within the meaning of Section 2(a)(3) of the 1940 Act ) and all controlling persons (as described in Section 15 of the 1933 Act) (collectively, “Adviser Indemnitees”) against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which any of the Adviser Indemnitees may become subject under the 1933 Act, the 1940 Act, the Advisers Act, or under any other statute, at common law or otherwise arising out of or based on (i) any willful misconduct, bad faith, reckless disregard or gross negligence of the Subadviser in the performance of any of its duties or obligations hereunder or (ii) any untrue statement of a material fact contained in the Registration Statement, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Portfolio or the omission to state therein a material fact known to the Subadviser which was required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Adviser or the Trust by the Subadviser Indemnitees (as defined below) for use therein.

b.

Except as may otherwise be provided by the 1940 Act or any other federal securities law, the Adviser and the Trust shall not be liable for any losses, claims, damages, liabilities or litigation (including legal and other expenses) incurred or suffered by the Subadviser as a result of any error of judgment or mistake of law by the Adviser with respect to the Portfolio, except that nothing in this Agreement shall operate or purport to operate in any way to exculpate, waive or limit the liability of the Adviser for, and the Adviser shall indemnify and hold harmless the Subadviser, all affiliated persons thereof (within the meaning of Section 2(a)(3) of the 1940 Act) and all controlling persons (as described in Section 15 of the 1933 Act) (collectively, “Subadviser Indemnitees”) against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which any of the Subadviser Indemnitees may become subject under the 1933 Act, the 1940 Act, the Advisers Act, or under any other statute, at common law or otherwise arising out of or based on (i) any willful misconduct, bad faith, reckless disregard or gross negligence of the Adviser in the performance of any of its duties or obligations hereunder, (ii) any failure by the Adviser to properly notify the Subadviser of changes to the Registration Statement or any Charter Requirements that leads to any such losses, claims, damages, liabilities or litigation to which any of the Subadviser Indemnitees may be subject, or (iii) any untrue statement of a material fact contained in the Registration Statement, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Portfolio or the omission to state therein a material fact known to the Adviser which was required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon information furnished to the Adviser by a Subadviser Indemnitee for use therein.

7.    Limitation of Trust’s Liability. The Subadviser acknowledges that it has received notice of and accepts the limitations upon the Trust’s liability set forth in the Trust’s Charter Documents. The Subadviser agrees that any of the Trust’s obligations shall be limited to the assets of the Portfolio and that the Subadviser shall not seek satisfaction of any such obligation from the shareholders of the Trust nor from any Trustee, officer, employee or agent of or other series of the Trust.

8.    Renewal, Termination and Amendment. This Agreement shall continue in effect, unless sooner terminated as hereinafter provided, for a period of one year and shall continue in full force and effect for successive periods of one year thereafter, but only so long as each such continuance as to the Portfolio is specifically approved at least annually by vote of the holders of a majority of the outstanding voting securities of the Portfolio or by vote of a majority of the Trust’s Board of Trustees; and further provided that such continuance is also approved annually by the vote of a majority of the Trustees who are not parties to this Agreement or interested persons of any such party. This Agreement may be terminated as to the Portfolio at any time, without payment of any penalty, by the Trust’s Board of Trustees, by the Adviser, or by a vote of the majority of the outstanding voting securities of the Portfolio upon 60 days’ prior written notice to the Subadviser, or by the Subadviser upon 90 days’ prior written notice to the Adviser, or upon such shorter notice as may be mutually agreed upon. This Agreement shall terminate automatically and immediately upon termination of the Management Agreement between the Adviser and the Trust. This Agreement shall terminate automatically and immediately in the event of its assignment, except as otherwise provided by any rule of, or action by, the SEC. The terms “assignment” and “vote of a majority of the outstanding voting securities” shall have the meaning set forth for such terms in the 1940 Act and the rules, regulations and interpretations thereunder. This Agreement may be amended by written instrument at any time by the Subadviser and the Adviser, subject to approval by the Trust’s Board of Trustees and, if required by applicable SEC rules, regulations, or orders, a vote of a majority of the Portfolio’s outstanding voting securities.

9.    Confidential Relationship. Any information and advice furnished by any party to this Agreement to the other party or parties shall be treated as confidential and shall not be disclosed to third parties without the consent of the other party hereto except as (i) required by law, rule or regulation, (ii) requested by a regulatory authority, (iii) with respect to disclosure to a party’s officers, directors, employees, professional advisors or service providers (“Representatives”) who need to know such information solely in connection with the performance of such party’s duties and obligations under this Agreement and who have been informed of the confidential nature of such information, or (iv) otherwise agreed to in writing by the parties. With respect to confidential information requested by a regulatory authority, the party receiving such request agrees to provide the other party with prompt notice of such request or requirement in order to enable the other party to seek an appropriate protective order or other remedy. All information disclosed pursuant to this paragraph shall nonetheless continue to be deemed confidential. The Subadviser retains all rights in and to any of its proprietary investment models, strategies and approaches used by or on behalf of the Portfolio and any models, strategies or approaches based upon or derived from them

The Adviser and Subadviser hereby consent to the disclosure to third parties of (i) investment results and other data of the Adviser, the Subadviser or the Portfolio in connection with providing composite investment results of the Subadviser and (ii) investments and transactions of the Adviser, the Subadviser or the Portfolio in connection with providing composite information of clients of the Subadviser. The Subadviser is authorized to refer to the Trust on the Subadviser’s representative client list used in marketing materials and the Subadviser’s client referral list, each, which may, from time to time, be distributed to third parties.

10.    Cooperation with Regulatory Authorities. The parties to this Agreement each agree to cooperate in a reasonable manner with each other in the event that any of them should become involved in a legal, administrative, judicial or regulatory action, claim, or suit as a result of performing its obligations under this Agreement.

11.    Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

12.    Custodian. The Portfolio assets shall be maintained in the custody of its custodian. Any assets added to the Portfolio shall be delivered directly to such custodian. The Subadviser is authorized, as agent of the Portfolio, to give instructions to the custodian with respect to the assets of the Portfolio in order to carry out its duties under the terms of this Agreement, including, with respect to the delivery of securities and other investments and payments of cash for the account of the Portfolio. The Subadviser shall provide timely instructions directly to the custodian, in the manner and form as required by the agreement between the Trust and the custodian in effect from time to time (including with respect to exchange offerings and other corporate actions) necessary to effect the investment and reinvestment of the Portfolio’s assets. Any assets added to the Portfolio shall be delivered directly to the custodian. The Subadviser shall provide to the Adviser a list of the persons whom the Subadviser wishes to have authorized to give written and/or oral instructions to custodians of assets of the Portfolio. The Subadviser shall have no liability for the acts or omissions of any custodian of the Portfolio’s assets. Subject to Section 2(k), the Subadviser shall have no responsibility for the segregation requirement of the 1940 Act or other applicable law other than to notify the custodian of investments that require segregation and appropriate assets for segregation.

13.    Notices. All notices hereunder shall be provided in writing, by facsimile or by e-mail. Notices shall be deemed given if delivered in person or by messenger, certified mail with return receipt, or by a reputable overnight delivery service that provides evidence of receipt to the parties; upon receipt if sent by facsimile; or upon read receipt or reply if delivered by e-mail, at the following addresses:

If to Trust:

Brighthouse Funds Trust I

Prior to January 1, 2022

            One Financial Center

            Boston, Massachusetts 02111

Effective January 1, 2022

            125 High Street, Suite 732

            Boston, Massachusetts 02110

Attn: Kristi Slavin

kslavin@brighthousefinancial.com (e-mail)

If to Adviser:

Brighthouse Investment Advisers, LLC

Prior to January 1, 2022

            One Financial Center

            Boston, Massachusetts 02111

Effective January 1, 2022

            125 High Street, Suite 732

            Boston, Massachusetts 02110

Attn: Kristi Slavin

kslavin@brighthousefinancial.com (e-mail)

If to Subadviser:	PanAgora Asset Management, Inc. One International Place 24th Floor Boston, MA 02110 Attn: General Counsel Email: legal@panagora.com

14.    Information. The Adviser hereby acknowledges that it and the Trustees of the Trust have been provided with all information necessary in connection with the services to be provided by the Subadviser hereunder, including a copy of Part 2 of the Subadviser’s Form ADV. The parties agree and consent to receive documents electronically, including, but not limited to, the Subadviser’s Form ADV and annual update, confirmations, announcements, other regulatory and other communications, including reports and statements.

15.    Qualified Eligible Person and Registration Status. The Adviser certifies that the Trust is a “Qualified Eligible Person” as defined in Rule 4.7 under the Commodity Exchange Act, as amended, and consents to its treatment as an exempt account under such rule during the term of this Agreement. The Adviser represents that the Trust and its service providers are in compliance with applicable Commodity Futures Trading Commission (“CFTC”) and National Futures Association registration requirements and the Trust’s commodity pool operator (“CPO”) is Brighthouse Investment Advisers, LLC and the Trust’s CPO is registered with the National Futures Association as a CPO.

16.    Qualified Institutional Buyer Status. The Adviser certifies that the Trust is a “Qualified Institutional Buyer” as defined in Rule 144A under the Securities Act of 1933, as amended.

17.    Miscellaneous. The Trust is an intended third-party beneficiary of this Agreement. This Agreement constitutes the full and complete agreement of the parties hereto with respect to the subject matter hereof. Each party agrees to perform such further actions and execute such further documents as are necessary to effectuate the purposes hereof. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware and the applicable provisions of the 1940 Act. The captions in this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed in several counterparts, all of which together shall for all purposes constitute one Agreement, binding on all the parties.

Pursuant to an exemption from the CFTC in connection with accounts of Qualified Eligible Persons, this brochure or account document is not required to be, and has not been, filed with the CFTC. The CFTC does not pass upon the merits of participating in a trading program or upon the adequacy or accuracy of commodity trading advisor disclosure. Consequently, the CFTC has not reviewed or approved this trading program or this brochure or account document.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

BRIGHTHOUSE INVESTMENT ADVISERS, LLC

By:	/s/ Kristi Slavin
Kristi Slavin
President

PANAGORA ASSET MANAGEMENT, INC.

By:	/s/ Jason F. Ketchen
Name:	Jason F. Ketchen
Title:	Managing Director, Chief Operating Officer and General Counsel

SCHEDULE A

Percentage of average daily net assets of the Portfolio assets allocated to the Subadviser by the Adviser:*

0.350% on the first $250 million

0.340% on the next $500 million

0.330% on the next $250 million

0.290% on the next $500 million

0.260% on assets over $1.5 billion

*

For purposes of determining the annual subadvisory fee rate pursuant to this Schedule A, the assets of PanAgora Global Diversified Risk Portfolio II shall be aggregated with the assets of PanAgora Global Diversified Risk Portfolio, a series of the Trust. The aggregated assets of the Portfolios shall then be applied to the fee schedule set forth in this Schedule A and the resulting effective rate shall be applied to the actual assets of PanAgora Global Diversified Risk Portfolio II to determine the annual subadvisory fee rate.